DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(804) 791-6952
August 19, 2002

DIMON’s Earnings for Fiscal Year 2002 Increase 43% Earnings Performance is Expected to Continue in 2003

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced that net income for the fiscal year ended June 30, 2002, excluding market valuation adjustments for derivative financial instruments, was $34.9 million, or $0.78 per basic share, a 43% increase over the year earlier net income of $24.4 million, or $0.55 per basic share.  DIMON’s net income for its fourth quarter, excluding the market valuation adjustments for derivatives, was $16.4 million, or $0.37 per basic share, compared to $14.1 million, or $0.32 per basic share for the year earlier quarter.

DIMON’s results, in accordance with generally accepted accounting principles, included non-cash market valuation adjustments from the application of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  Prior year results also included benefits from restructuring and litigation recoveries.  Including these items, net income for the full fiscal year was $27.5 million, or $0.62 per basic share, compared to $24.9 million, or $0.56 per basic share, for the year earlier.  Inclusive of these items, net income for the fourth quarter was $12.7 million, or $0.28 per basic share, compared to $15.6 million, or $0.35 per basic share for the year earlier quarter.

Sales and other operating revenues were $1.260 billion for the fiscal year ended June 30, 2002, compared to $1.401 billion for the year earlier.  The reduction for the full fiscal year reflects the shift to direct contract buying of leaf tobacco in the U.S.  Although DIMON continues to recognize revenues from processing and other value-added services performed in the U.S. for all of its customers, it no longer recognizes tobacco sales to certain domestic customers who purchase directly from growers.  Sales and other operating revenues for the fourth quarter were $337.6 million, compared to $290.8 million for the year earlier quarter.  The increase for the quarter relates primarily to increased shipments from Asia and Europe, combined with the effect of a larger current year crop in Brazil.  Worldwide trading conditions for leaf tobacco continue to be favorable, and DIMON’s uncommitted inventories remain at an optimal level.

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DIMON Incorporated
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The switch to direct contract buying of leaf tobacco in the U.S. increased gross margin as a percentage of sales and other operating revenues for the full fiscal year, although the measure is no longer comparable with prior periods.  Gross margin as a percentage of sales and other operating revenues for the fourth quarter was somewhat lower compared to the year earlier quarter, primarily reflecting the overall mix of products shipped, including the relatively higher proportion of Asian and European products.

Selling, general and administrative expenses were up by $2.1 million for the fourth quarter, and $5.8 million for the full fiscal year, in comparison with the year earlier periods.  The effect of the weakening U.S. dollar on euro-denominated expenses contributed to the rise, together with increased compensation and professional fees.

DIMON’s balance sheet continues to reflect the strategic benefits from ongoing programs to reduce debt and working capital requirements.  At June 30, 2002, total debt net of cash amounted to $479.6 million, a reduction of $35.6 million or 6.9% compared to June 30, 2001.  DIMON has eliminated more than half of its outstanding debt since beginning its strategic programs during fiscal year 1999.

Brian J. Harker, President and Chief Executive Officer, stated, “We are very pleased with DIMON’s significantly improved earnings performance for 2002, which follows similar improvements in each of the past two fiscal years.  We continue to see a substantially balanced global market for leaf tobacco, as improving customer demand remains in equilibrium with supply.  In this favorable operating environment, we are realizing substantial benefits from our ongoing strategies to continually adjust production capacity to market conditions, further reduce operating costs, and maintain our financial strength.

“Looking forward, we expect our strong earnings performance to continue in fiscal year 2003, with earnings per basic share ranging between $1.00 and $1.05, excluding any effects from market valuation adjustments for derivatives.  Our estimate includes the benefit from the elimination of $6.2 million of amortization expense, resulting from newly prescribed accounting treatment for goodwill.  In providing this guidance, I want to again emphasize the need for caution in connection with our Zimbabwean operations.  To date, those operations have not experienced any material disruption, and our purchasing and processing program for the current year Zimbabwe crop is now well underway.  However, the operating environment there continues to worsen as the economic and political situation continues to deteriorate, complicating our ability to forecast operating results.”

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations,

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DIMON Incorporated
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currency and interest rate fluctuations, shifts in the global supply and demand position for the Company’s tobacco products, and the impact of regulation and litigation on the Company’s customers.  A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and other filings with the Securities and Exchange Commission.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries.  As the Company’s business is seasonal, the results of a single quarter are not necessarily indicative of the results to be expected for the full year.  For more information on DIMON, visit the Company’s website at www.dimon.com.

DIMON will host an earnings conference call with analysts and institutional investors that will be broadcast live over its website at www.dimon.com at 10:00 AM Eastern Daylight Time, Tuesday, August 20th.  To listen to the call, please go to the “Investor Relations” section of the website at least fifteen minutes ahead of time to register.  A replay will also be available shortly after the call.

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	Condensed Statement of Consolidated Income	Fourth Quarter		Twelve Months
		June 30		June 30
	(Unaudited - 000's Except Per Share Data)	2002	2001	2002		2001
	___________________________________________________________________________________________________________________________________

	Sales and other operating revenues………………………………	$337,571	$290,803	$1,259,720		$1,400,955
	Cost of goods and services sold…………………………………..	271,674	230,031	1,054,255		1,209,931
	___________________________________________________________________________________________________________________________________
	Gross Profit……………………………………………………....	65,897	60,772	205,465		191,024
	Selling, administrative and general expenses……………………...	31,253	29,115	109,363		103,537
	Restructuring recovery………………..…………………………..	-	(779)	-		(1,384)
	Settlement of litigation recovery..………………………….….…..	-	-	-		(3,923)
	___________________________________________________________________________________________________________________________________
	Operating income………………………..................……………...	34,644	32,436	96,102		92,794
	Interest expense………………………………................…………	12,015	12,075	47,877		53,574
	Current charge (recovery) derivative financial instruments…….....	5,050	(1,185)	10,202		4,680
	Income tax expense…………………...........……………………...	4,702	5,893	10,202		9,272
	Equity in net loss of investee
	companies, net of income taxes………………………………....	(210)	(78)	(345)		(271)
	___________________________________________________________________________________________________________________________________
	Income before cumulative effect
	of accounting change…………………………………………….	12,667	15,575	27,476		24,997
	Cumulative effect of accounting changes,
	net of income taxes:
	Reporting period of subsidiaries………………………………...	-	-	-		284
	Derivative financial instruments………………………………...	-	-	-		(387)
	___________________________________________________________________________________________________________________________________
	Net Income……………………………….........…………………...	$ 12,667	$ 15,575	$ 27,476		$ 24,894
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	Basic Income Per Share
	Income before cumulative effect of
	accounting changes…………………………………................	$.28	$.35	$.62		$.56
	Cumulative effect of accounting changes, net of tax……..……...	-	-	-		-
	___________________________________________________________________________________________________________________________________
	Net Income……………………...............………………………...	$.28	$.35	$.62		$.56
	==================================================================================================================================

	Diluted Income Per Share
	Income before cumulative effect of
	accounting changes…………………………………...............	$.28	$.34	$.61		$.56
	Cumulative effect of accounting changes, net of tax………….....	-	-	-		-
	___________________________________________________________________________________________________________________________________
	Net Income……………………...............………………………….	$.28	$.34	$.61	*	$.56	*
	==================================================================================================================================

	Average number of shares outstanding:
	Basic…………………………...................………………….....	44,525	44,525	44,525		44,525
	Diluted………………………………....................………........	47,592	47,656	45,047	*	44,838	*
	Cash dividends per share…………………………………….......	$.05	$.05	$.20		$.20
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*	Assumed conversion of Convertible Debentures at the beginning of the period has an antidilutive effect on earnings per share.

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_____________________________________________________________________________________________________________________________________
Reconciliation of Net income Figures Used in Press Release
June 30, 2002
	Fourth Quarter		Twelve Months
	June 30		June 30
(Unaudited - 000's Except Per Share Data)	2002	2001	2002	2001
_____________________________________________________________________________________________________________________________________
U.S. GAAP Net Income………………………………………………….	$12,667	$15,575	$27,476	$24,894
Reconciling items, net of tax effect:
Market valuation adjustments for derivatives………………	3,702	(860)	7,468	3,426
Restructuring recoveries………………………...…………	-	(566)	-	(1,013)
Settlement of litigation………………...…...……………………..	-	-	-	(2,872)
_____________________________________________________________________________________________________________________________________
Adjusted Net Income……………………………………………………	$16,369	$14,149	$34,944	$24,435
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Adjusted Basic Income Per Share………………………………………	$.37	$.32	$.78	$.55
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Note 1—Reporting Period of Subsidiaries:  Effective July 1, 2000, four of the Company’s European subsidiaries changed their fiscal year-end from March 31 to June 30.  More efficient financial reporting routines allowed the Company to eliminate the traditional fiscal quarter lag associated with the inclusion of these subsidiaries in its consolidated financial statements.  For the quarter ended September 30, 2000, and the twelve months ended June 30, 2001, net income of $284 earned by the affected subsidiaries during the period between April 1, 2000 and June 30, 2000 was recognized as a cumulative effect of accounting changes.

Note 2—Derivative Financial Instruments:  Effective July 1, 2000, the Company adopted Statement of Financial Accounting Standards Number 133 (FAS133), “Accounting for Derivative Instruments and Hedging Activities.”  In accordance with the transition provisions, the Company recorded as the cumulative effect of an accounting change a $387 loss, net of applicable taxes, in the statement of operations, for the unrealized fair market value of certain interest rate swap instruments.  FAS133 eliminates special hedge accounting if the interest rate swap instruments do not meet certain criteria, thus requiring the Company to recognize all changes in their fair value in its current earnings.  For the quarters ended June 30, 2002 and 2001, the Company recognized non-cash charges (recoveries) of $5.1 million and ($1.2) million, respectively, from the change in the fair value of swap instruments.  The non-cash charges recognized by the Company from the change in the fair value of those swap instruments not qualified as hedges for the twelve months ended June 30, 2002 and 2001 were $10.2 million and $4.7 million, respectively.  As a result of fluctuations in interest rates, and volatility in market expectations, the fair market value of interest rate swap instruments can be expected to appreciate or depreciate over time. The Company plans to continue its practice of economically hedging various components of its debt portfolio. However, as a result of FAS133, certain swap instruments have and may continue to create volatility in reported earnings.

Note 3—Settlement of Litigation:  The Company's subsidiary in Spain, Compania de Filipinas (CdF), was the plaintiff in a lawsuit regarding the alleged breach of contract in CdF's sale of a building located in Barcelona in 1991.  CdF successfully concluded the lawsuit in February 2001, and the Company realized a gain of $2,872 net of taxes.

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